Exhibit 10.19

Equity Commonwealth Cash Award Agreement

January 27, 2025
David Helfand
c/o Equity Commonwealth
Two North Riverside Plaza, Suite 2000
Chicago, IL 60606

Dear David:

As you know, Equity Commonwealth (the “Company”) is working to effectuate the shareholder-approved Plan of Sale and wind down the Company. As part of this process, on December 11 and 12, 2024, the Company terminated its various registration statements on Form S-8 (“Form S-8”), which were previously used to register offers and sales of the Company’s common shares of beneficial interest (“Shares”) to employees pursuant to the Company’s 2015 Equity Plan (the “2015 Equity Plan”). In connection with your contributions to the Company for the 2024 fiscal year, and in light of the termination of the Form S-8, the Company desires to grant you a Cash Award (as defined in the 2015 Equity Plan) in lieu of the Equity Award (as defined in the 2015 Equity Plan) that you would have otherwise been granted under the Company’s long-term compensation program in respect of 2024 performance. This notice constitutes the Award Agreement (as defined in the 2015 Equity Plan) for such Cash Award.

Grant date:     January 27, 2025

Amount:     Subject to the vesting terms below, your Cash Award will be in the amount of $[•], less all applicable withholding taxes.

Vesting:     Subject to your continued service through each applicable payment date, 25% of your Cash Award will vest and be paid to you on the second and third anniversaries of the Grant Date, and 50% of your Cash Award will vest and be paid to you on the fourth anniversary of the Grant Date. In the event of a Change in Control or a Qualifying Termination (as both terms are defined in your Change in Control Agreement with the Company), the vesting of your Cash Award (or the remaining unpaid portion thereof) will accelerate in full and your Cash Award will be paid within 30 days of the Change in Control or Qualifying Termination, as applicable.

We thank you for your many years of service with Equity Commonwealth.

Sincerely,

______________________________
Name:
Title:

Accepted and agreed to by:

______________________________
David Helfand